STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                          OF CERTIFICATE OF INFORMATION

                          FORTUNE PETROLEUM CORPORATION
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a  corporation  organized  and  existing  under  and by  virtue  of the  General
Corporation Law of the State of Delaware.
DOES HEREBY CERTIFY:

FIRST: That at a meeting of the board of Directors of FORTUNE PETROLEUM CORPORATION resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Information of this corporation be amended by changing the Article thereof numbered " I " so that, as amended, said Article shall be and read as follows:

      THE NAME OF THE CORPORATION IS FORTUNE NATURAL RESOURCES CORPORATION
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SECOND:  That thereafter,  pursuant to resolution of its Board of Directors,  an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said             CORPORATION
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has caused this certificate to be signed by


             DEAN W. DRULIAS              , an Authorized Officer,
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This 1st day of July, 1997.

                                               By:   /s/ Dean W. Drulias
                                                     ---------------------------
                                                     Dean W. Drulias
                                                     Secretary